Exhibit 5.1

May 10, 2024

Ormat Technologies, Inc.
6140 Plumas Street
Reno, Nevada 89519

Re: Ormat Technologies, Inc. - Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Ormat Technologies, Inc., a corporation organized under the laws of Delaware (the “Company”), in connection with the preparation and filing by the Company with the Securities and Exchange Commission (the “Commission”) of a registration statement on Form S-8 (the “Registration Statement”) on the date hereof, relating to the registration under the Securities Act of 1933, as amended (the “Securities Act”), of 1,400,000 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”), reserved for issuance pursuant to the Company’s Second Amended and Restated 2018 Incentive Compensation Plan (the “Second A&R 2018 ICP”).

This opinion letter is rendered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related prospectus, other than as expressly stated herein with respect to the issue of the Shares.

In connection with our opinion expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of the following documents and such other documents, corporate records, certificates and other statements of government officials and corporate officers of the Company as we deemed necessary for the purposes of the opinion set forth in this opinion letter:

(a)	Registration Statement;

(b)	a copy of the Fifth Amended and Restated Certificate of Incorporation of the Company, certified by the General Counsel, Chief Compliance Officer and Corporate Secretary of the Company;

(c)	a copy of the Seventh Amended and Restated Bylaws of the Company as in effect on May 10, 2024, certified by the General Counsel, Chief Compliance Officer and Corporate Secretary of the Company;

(d)	a copy of Resolutions of the Board of Directors of the Company relating to the Second A&R 2018 ICP, adopted on March 12, 2024, certified by the General Counsel, Chief Compliance Officer and Corporate Secretary of the Company;

May 10, 2024

(e)	a copy of the proxy statement for the Company’s 2024 annual meeting of stockholders, including the proposal adopted by stockholders of the Company on May 8, 2024 to approve the Second A&R 2018 ICP; and

(f)	the Second A&R 2018 ICP.

We have relied, to the extent we deem such reliance proper, upon such certificates or comparable documents of officers and representatives of the Company and of public officials and upon statements and information furnished by officers and representatives of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In rendering the opinion expressed below, we have assumed, without independent investigation or verification of any kind, the genuineness of all signatures on documents we have reviewed, the legal capacity and competency of all natural persons signing all such documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to authentic, complete original documents of all documents submitted to us as copies, the truthfulness, completeness and correctness of all factual representations and statements contained in all documents we have reviewed, the accuracy and completeness of all public records examined by us, and the accuracy of all statements in certificates of officers of the Company that we reviewed.

Based upon the foregoing assumptions, and subject to the qualifications and limitations stated herein, having considered such questions of law as we have deemed necessary as a basis for the opinion expressed below, we are of the opinion that the Shares reserved for issuance pursuant to the Second A&R 2018 ICP, as referenced above, have been duly authorized for issuance and sale pursuant to the Second A&R 2018 ICP by all necessary corporate action of the Company, and when issued as provided under the Second A&R 2018 ICP, they will be validly issued, fully paid and non-assessable.

The opinion expressed above is limited to questions arising under the Delaware General Corporation Law. We do not express any opinion as to the laws of any other jurisdiction. This opinion letter is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act. This opinion letter is provided solely in connection with the distribution of the Units pursuant to the Registration Statement and is not to be relied upon for any other purpose.

The opinion expressed above is limited to the matters stated in this opinion letter, and no opinion is implied or may be inferred beyond those expressly stated in this opinion letter. The opinion expressed above is as of the date hereof only, and we express no opinion as to, and assume no responsibility for, the effect of any fact or circumstance occurring, or of which we learn, subsequent to the date of this opinion letter, including, without limitation, legislative and other changes in the law or changes in circumstances affecting any party. We assume no responsibility to update this opinion letter for, or to advise you of, any such facts or circumstances of which we become aware, regardless of whether or not they affect the opinion expressed in this opinion letter.

We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

SL:MA